Exhibit 99(d)(1)(t)

OHIO NATIONAL FUND, INC.
AMENDMENT TO

OPERATING EXPENSE LIMITATION AGREEMENT

ON Moderately Conservative Model Portfolio

ON Balanced Model Portfolio

ON Moderate Growth Model Portfolio

ON Growth Model Portfolio

(each a “Portfolio” and collectively the “Portfolios”)

THIS AMENDMENT TO OPERATING EXPENSE LIMITATION AGREEMENT (the “Amendment”) is effective as of the 1st day of May, 2023, by and between Ohio National Fund. Inc., a Maryland corporation (the “Fund”), on behalf of the Portfolios, each a series of the Fund, and the investment adviser of the Portfolios, Ohio National Investments, Inc., an Ohio corporation (the “Adviser”).

WHEREAS, the Fund and Adviser entered into an Operating Expense Limitation Agreement with respect to the Portfolios (the “Agreement”) effective March 1, 2017, as subsequently amended; and

WHEREAS, the Fund and Adviser wish to withdraw the ON Moderate Growth Model Portfolio and the ON Growth Model Portfolio from the operation of the Agreement (the “Withdrawn Portfolios”); and

WHEREAS, the Fund and Adviser wish to amend the Agreement to revise Appendix A to reflect the removal of the Withdrawn Portfolios from the Agreement.

NOW THEREFORE , for good and valuable consideration, the Fund and Adviser hereby amend the Agreement as follows:

1.	Appendix A of the Agreement is hereby deleted in its entirety and replaced with the Appendix A attached hereto.

2.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested by their duly authorized officers, all on the day and year first above written.

OHIO NATIONAL FUND, INC.	OHIO NATIONAL INVESTMENTS, INC.
on behalf of the Portfolios listed on Schedule A hereto

By:	/s/ Todd Brockman	By:	/s/ Gary Rodmaker
Name:	Todd Brockman	Name:	Gary Rodmaker
Title:	President	Title:	President

Appendix A

Portfolio	Operating Expense Limit
ON Moderately Conservative Model Portfolio	1.00%
ON Balanced Model Portfolio	1.00%